UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On March 29, 2006, Noble Energy Production, Inc. (“Noble”), a subsidiary of Noble Energy, Inc. (the “Company”), closed the purchase of all of the issued and outstanding shares of U.S. Exploration Holdings, Inc. (including its subsidiary, United States Exploration, Inc.) for total cash consideration of Four Hundred Eleven Million Dollars ($411,000,000), subject to adjustments for title and environmental defects and other customary items set forth in the Purchase and Sale Agreement dated February 7, 2006 between Noble and U.S. Exploration Holdings, LLC. In connection with the purchase, all associated company debt was retired, all commodity hedges were terminated and all severance obligations were satisfied.
     On March 30, 2006, the Company issued a press release announcing the closing of this purchase. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
     99.1           Press Release dated March 30, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: April 4, 2006	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 30, 2006.